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                                                                    EXHIBIT 99.4





                                   CERTIFICATE
                                 furnished under
                 Section 906 of the Sarbanes-Oxley Act of 2002.

         I, Warner L. Baxter, chief financial officer of Central Illinois Light Company, hereby certify that to the best of my knowledge, the accompanying Report of Central Illinois Light Company on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Central Illinois Light Company.




                                                 /s/ Warner L. Baxter
                                                 -------------------------------
                                                 Warner L. Baxter
                                                 Chief Financial Officer

Date: April 15, 2003

A signed original of this written statement required by Section 906 has been provided to Central Illinois Light Company and will be retained by Central Illinois Light Company and furnished to the Securities and Exchange Commission or its staff upon request.